SECRETARY OF STATE

                         STATE OF NEVADA CORPORATE SEAL

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that PONDEROSA PARTNERS, INC. did on FEBRUARY 27, 1997 file in this office the original Article of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                                        IN WITNESS WHEREOF, I have hereunto set
                                        my hand and affixed the Great Seal of
                                        State, at my office, in Carson City,
                                        Nevada, on FEBRUARY 27, 1997.


SEAL OF NEVADA HERE                                  /s/ Dean Heller

                                                   Secretary of State

                                                  By  /s/ Mary M. Rejco
                                                   Certification Clerk